                                 THIRD AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT

     This Third Amendment to Loan and Security Agreement  ("Amendment") is dated as of  March  30,  2005,  by  and  between  BLONDER  TONGUE  LABORATORIES,  INC.
("Borrower") a Delaware corporation, and COMMERCE BANK, N.A., a national banking association ("Lender").

                                   BACKGROUND

     A.  Pursuant to the terms of a certain  Loan and Security  Agreement  dated
March 20, 2002, by and between  Borrower and Lender (as the same has been or may be supplemented,  restated,  superseded,  amended or replaced from time to time, the  "Loan  Agreement"),  Lender  made  available  to  Borrower  certain  credit facilities.  All capitalized terms used herein without further  definition shall have the respective meanings set forth in the Loan Agreement.

     B. The Loans are secured  by,  inter alia,  continuing  perfected  security interests in and first liens upon all existing or thereafter  arising  assets of
Borrower.

     C. As of the date hereof, an Event of Default exists under the terms of the
Loan Agreement by virtue of Borrower's  failure to comply with Section 6.8(d) of the Loan Agreement for the fiscal quarter  ending  December 31, 2004  ("Existing
Default").

     D. Borrower has requested that Lender waive the Existing Default and extend the term of Loan Agreement and Lender has agreed to such extension in accordance with, and subject to, the satisfaction of the conditions hereof.

     NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

     1. Waiver of Existing Default.  Borrower acknowledges and agrees that as of this date, the Existing Default has occurred and remains  outstanding  under the
Loan Documents. Upon satisfaction of the Effectiveness Conditions, Lender waives the Existing  Default.  Such waiver  shall in no way  constitute a waiver of any other Event of Default  which may have  occurred  but which is not  specifically referenced as an "Existing Default," nor shall it obligate Lender to provide any further  waiver of any other Event of Default  (whether  similar or  dissimilar, including any further Events of Default  resulting from a failure to comply with
Section 6.8(d) of the Loan Agreement).

     2. Amendments to Loan Agreement.

          a.  Section I of the Loan  Agreement  shall be amended by deleting the definitions of "Revolving Credit Maturity Date" and "Revolving Credit Rate"
     in their entirety, and replacing them as follows:

               (i) Revolving Credit Maturity Date - April 1, 2006.

               (ii) Revolving  Credit Rate - a per annum rate equal to the Prime
          Rate plus two hundred  (200) basis  points,  but in no event shall the
          Revolving Credit Rate ever be less than 5.5%.

          b.  Section  6.8(a)  of the Loan  Agreement  shall be  deleted  in its entirety and replaced as follows:

               6.8(a) Cash Flow Coverage Ratio: Borrower shall have and maintain as of each fiscal quarter end beginning with the fiscal quarter ending
          March 31,  2006, a Cash Flow  Coverage  Ratio of not less than 1.15 to
          1.0, measured quarterly on a rolling four quarter basis as of the last of each fiscal quarter.

          c.  Section  6.8 (c) of the Loan  Agreement  shall be  deleted  in its entirety and replaced as follows:

               c.  Consolidated  Operating  Income:   Borrower  shall  have  and
          maintain  as of each  fiscal  quarter  end  beginning  with the fiscal quarter ending March 31, 2006, a Consolidated Operating Income of Zero
          Dollars ($0) or greater,  measured quarterly on a rolling four quarter basis as of the last day of each fiscal quarter.

          d.  Section  6.8(d)  of the Loan  Agreement  shall be  deleted  in its entirety and replaced as follows:

               6.8(d) Minimum Consolidated  Pre-Tax Income:  Borrower shall have and  maintain  a  Consolidated  Pre-Tax  Income of not less (or,  with respect  to any  net  loss,  not  more)  than  the  following  amounts
          (non-cumulative) for the following periods:

                    Period                                Amount

       Quarter ending March 31, 2005             net loss of $225,000;
       Quarter ending June 30, 2005              $400,000;
       Quarter ending September 30, 2005         $200,000; and
       Quarter ending December 31, 2005          net loss of $375,000.

          e.  Borrower and Lender agree that Borrower was not required to comply with the terms of  Section  6.8(c)  of the Loan  Agreement  for the  fiscal quarters  ending March 31,  2004,  June 30,  2004,  September  30, 2004 and
     December 31, 2004.

     3.  Representations  and  Warranties.  Borrower  warrants and represents to
Lender as of the date hereof that:

          a. Prior  Representations.  By execution of this  Amendment,  Borrower reconfirms all warranties and representations made to Lender under the Loan
     Agreement  and the other Loan  Documents  respectively  and  restates  such warranties and representations as of the date hereof, all of which shall be
     deemed   continuing  until  all  of  the  Obligations  due  to  Lender  are indefeasibly paid and satisfied in full.

          b.  Authorization.  The  execution  and  delivery  by Borrower of this
     Amendment  and the  performance  by  Borrower  of the  transactions  herein contemplated  (i) are and will be within  its  powers  and (ii) are not and will not be in  contravention  of any  order of  court or other  agency  of government,  of law or of any material indenture,  agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in  conflict  with,  result in a breach of, or  constitute  (with due notice and/or lapse of time) a default under, any such material  indenture, agreement, or undertaking, or result in the imposition of any lien, charge,

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     or  encumbrance  of any nature (other than liens in favor of Lender) on any of the properties of Borrower.

          c. Valid,  Binding and Enforceable.  This Amendment and any assignment or other  instrument,  document or  agreement  executed  and  delivered  in connection  herewith,  will be valid, binding and enforceable in accordance with their respective terms.

          d. No Default. After giving effect to Section 1 of this Amendment,  no
     Default or Event of Default exists.

     4.  Collateral.  As  security  for  the  payment  of the  Obligations,  and satisfaction by Borrower of all covenants and undertakings contained in the Loan
Agreement,  Borrower  hereby  confirms its prior grant to Lender of a continuing lien on and  security  interest in, upon and to all of  Borrower's  now owned or hereafter  acquired,  created  or  arising  Collateral  (including  the  Pledged
Collateral, as defined in the Pledge Agreement).

     5.  Ratification of Loan Documents.  This Amendment is hereby  incorporated into  and  made a part of the  Loan  Agreement  and  all  other  Loan  Documents respectively,  the terms and provisions of which,  except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect.  Borrower  acknowledges  and agrees that it has no deductions, defenses,  setoffs,  claims or counterclaims of any nature,  with respect to its obligations  to Lender.  Any reference to the Loan  Agreement and all other Loan
Documents  respectively in this or any other  instrument,  document or agreement related  thereto  or  executed  in  connection  therewith  shall  mean  the Loan
Agreement  and  all  other  Loan  Documents  respectively  as  amended  by  this
Amendment.

     6. Confirmation of Indebtedness. Borrower confirms and acknowledges that as of the close of  business  on March 22,  2005,  it is indebted to Lender for the
Revolving  Credit  (including  Letters  of Credit)  in the  principal  amount of
$4,545,913.35,  Term Loan A in the principal amount of  $1,857,500.00,  and Term
Loan B in the principal amount of $2,819,444.60, without any deduction, defense, setoff, claim or counterclaim, of any nature, plus all fees, costs, and Expenses
(including  reasonable  attorneys' fees) incurred to date in connection with the
Loan Documents.

     7. Confirmation of Guarantor. Guarantor hereby consents to and acknowledges the terms and conditions of this Amendment and agrees that its Surety  Agreement dated March 20, 2002 shall  continue in full force and effect and shall continue to cover all  obligations  of Borrower  outstanding  from time to time under the
Loan Agreement as amended hereby.

     8.  Effectiveness  Conditions.  This Amendment shall become  effective upon satisfaction of the following conditions ("Effectiveness Conditions"):

          a. Execution and delivery by Borrower of this Amendment to Lender.

          b. Payment to Lender of a non-refundable fully earned extension fee of
     $5,000.  Borrower directs Lender to charge Borrower's operating account for the extension fee.

          c. Payment to Lender of a  non-refundable  fully earned  waiver fee of
     $10,000. Borrower directs Lender to charge Borrower's operating account for the waiver fee.

          d. Payment of all outstanding Expenses.

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     9.  Release and Waiver of Claims.  For and in  consideration  of the mutual covenants  and  obligations  set forth in this  Amendment,  and  other  good and valuable  consideration  the receipt of which is hereby  acknowledged,  Borrower hereby releases and forever discharges,  remises, and holds harmless, Lender and each of its affiliates,  subsidiaries (direct or indirect), officers, directors, employees, agents or attorneys,  successors and assigns, of and from and against all  manner of  actions,  causes  of  action,  suits,  damages,  losses,  costs, expenses,  claims and  demands  whatsoever,  in law or in equity  (collectively,
"Claims"),  which Borrower ever had, or now has, by reason of any matter,  claim or cause of action of any kind whatsoever to the date of this Amendment, whether known or unknown (other than Claims  arising from Lender's  gross  negligence or willful misconduct, as finally determined by a court of competent jurisdiction), including  without  limitation,  those  relating  in any  way to:  (i) the  Loan
Documents, (ii) any acts, transactions, or events that are the subject matter of the Loan Documents,  (iii) the communications and business dealings among Lender and Borrower (or any officer,  director,  or  shareholder  of Borrower) from the beginning of  communications  and business  dealings  between  Lender on the one hand, and Borrower on the other,  related in any way to the Loan Documents,  the negotiation and execution of this Amendment,  or the  transactions  contemplated hereby or thereby.

     10.  Governing  Law.  This  Amendment  and all  instruments,  documents and agreements,  and all matters relating or arising  therefrom,  and the rights and obligations  of the  parties  hereto  and  thereto,  shall  be  governed  by and interpreted in accordance with the laws of the State of New Jersey.

     11.  Severability.  The invalidity or  unenforceability of any provision of this Amendment shall not affect the validity or  enforceability of the remaining provisions.

     12.  Modification.   This  Amendment  may  not  be  modified,  amended,  or
terminated except by an agreement in writing executed by the parties hereto.

     13.  Counterparts.  This  Amendment  may  be  executed  in  any  number  of counterparts and by the different parties hereto in separate counterparts,  each execution page of which when so executed and delivered shall be an original, but all of which shall together constitute on and the same instrument.

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     IN WITNESS  WHEREOF,  the undersigned  parties have executed this Amendment the day and year first above written.

                                            BORROWER:

                                            BLONDER TONGUE LABORATORIES, INC.

                                            By:
                                            Name:
                                            Title:

                                            GUARANTOR:

                                            BLONDER TONGUE INVESTMENT COMPANY

                                            By:
                                            Name:
                                            Title:

                                            LENDER:

                                            COMMERCE BANK, N.A.

                                            By:
                                                 Kurt J. Fuoti, Senior Vice President

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